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                                                                EXHIBIT h(1)(e)

                   AMENDMENT NUMBER 4 TO THE TRANSFER AGENCY
                             AND SERVICE AGREEMENT

This Amendment, dated as of February 11, 2000 is made to the Transfer Agency and Service Agreement dated September 8, 1998 (the "Agreement") between AIM Growth Series (the "Fund") and A I M Fund Services, Inc. ("AFS") pursuant to
Article 10 of the Agreement.

Paragraph 1 of the Fee Schedule is hereby deleted in its entirety and replaced with the following:

"1. For performance by the Transfer Agent pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Transfer Agent an annualized fee for shareholder accounts that are open during any monthly period as set forth below, and an annualized fee of $ .70 per shareholder account that is closed during any monthly period. Both fees shall be billed by the Transfer Agent monthly in arrears on a prorated basis of 1/12 of the annualized fee for all such accounts.

                                                       Per Account Fee
           Fund Type                                      Annualized
           ---------                                      ----------
           Class A Annual/Semi-Annual Dividends            $15.15
           Class A Quarterly & Monthly Dividends            17.15
           Class A Daily Accrual                            19.65

           Class B                                          19.65
           Class C                                          19.65"

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

                                              AIM GROWTH SERIES



                                              By: /s/ ROBERT H. GRAHAM
                                                 ----------------------------
                                                    President

ATTEST: /s/ SAMUEL D. SIRKO
       ---------------------------------
          Secretary

                                              A I M FUND SERVICES, INC.



                                              By: /s/ JOHN CALDWELL
                                                 ----------------------------
                                                    President

ATTEST: /s/ SAMUEL D. SIRKO
       ---------------------------------
          Assistant Secretary